Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2016 RESULTS

NEW YORK - (BUSINESS WIRE) - August 2, 2016 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended June 30, 2016:

SECOND QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $68.7 million, or $0.30 per diluted share
▪	Core Earnings of $119.6 million, or $0.52 per diluted share*
▪	Common dividend of $106.0 million, or $0.46 per share

	Q2 2016	Q1 2016
Summary Operating Results:
GAAP Net Income per Diluted Share	$0.30	$0.48
GAAP Net Income	$68.7 million	$111.7 million

Non-GAAP Results:
Core Earnings per Diluted Share*	$0.52	$0.49
Core Earnings*	$119.6 million	$112.4 million

NRZ Common Dividend:
Common Dividend per Share	$0.46	$0.46
Common Dividend	$106.0 million	$106.0 million

*Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, please refer to the Reconciliation of Core Earnings below.

Second Quarter 2016 & Subsequent Highlights:

w	Non-Agency Securities & Call Rights -

▪
In the second quarter of 2016, New Residential continued to execute its deal collapse strategy by exercising clean-up call rights on 12 seasoned, Non-Agency deals totaling $291 million UPB. In addition, the Company completed its seventh Non-Agency called loan securitization, totaling $306 million, in May 2016.

▪
During the year, the Company made significant progress in growing its Non-Agency securities portfolio as part of an effort to accelerate its call rights strategy. Year to date, New Residential increased its Non-Agency RMBS net equity from $374 million at the end of fourth quarter 2015 to $715 million at the end of second quarter 2016.

▪	Valuation of the Company’s Non-Agency holdings increased by $68 million during the quarter from mark-to-market gains, resulting in a $0.30 per share increase to book value.

w	Excess MSRs -

▪
During the quarter, New Residential made notable progress towards obtaining the necessary state and agency approvals to become fully eligible to own MSRs. As a result of these efforts, the Company, through its subsidiary New Residential Mortgage LLC, is eligible to own Non-Agency MSRs across 49 U.S. states, up from 46 states in first quarter 2016. In addition, during the quarter, New Residential obtained approvals to be a Fannie Mae Servicer and a Federal Housing Administration (“FHA”) Lender. As a result, New Residential Mortgage LLC is now eligible to own MSRs relating to loans owned by Fannie Mae or loans insured by FHA. The Company expects to obtain California state approval and remaining agency approvals during the second half of 2016.(1)

▪
New Residential experienced a below-industry average increase in prepayments during the quarter as a result of the Company’s existing recapture provisions and differentiated collateral characteristics. In the second quarter, New Residential’s average Gross CPR increased 2.0% (average Net CPR, including recapture, increased by 1.8%), compared to an average industry Gross CPR increase of 4.8%.(2)

▪
As part of the Company’s continued efforts to diversify funding, the Company obtained two new financing facilities, which include a secured $300 million financing collateralized by Non-Agency Excess MSRs and a secured $225 million financing collateralized by Agency Excess MSRs.

w	Servicer Advances -

▪
During the quarter, New Residential continued to work with its servicing partners to reduce its servicer advance balance. Year-to-date, the Company successfully reduced its servicer advance balance by 13%, from $7.6 billion as of fourth quarter 2015 to $6.6 billion as of second quarter 2016.

▪
In the second quarter, New Residential continued to improve advance financing by reallocating financing capacity, increasing advance rates, extending maturities and lowering cost of funds. In particular, the Company issued $400 million of 3-year maturity servicer advance term notes in June 2016, and closed a new $185 million 2-year servicer advance facility in May 2016. Furthermore, the Company increased the capacity and extended the maturity on a $950 million advance financing facility.

(1)
As of August 1, 2016. Eligibility obtained as of the date of this press release relates to Non-Agency MSRs only, other than express references to MSRs relating to Fannie Mae loans or FHA-insured loans. New Residential may not be able to receive remaining approvals during 2H 2016 or at all.

(2)
Gross Constant Prepayment Rate (“CPR”) does not include recapture. Industry Gross CPR calculation has been prepared by New Residential and includes only prepayment data for MSRs with a coupon and seasoning that management believes are comparable to the weighted average of New Residential’s existing MSR portfolio. The inclusion of industry prepayment data with different characteristics, including dissimilar weighted average coupon and seasoning would likely change the average Industry Gross CPR.  Determinations of comparability have been made by management based on New Residential’s current MSR portfolio and the portfolio’s collateral characteristics. Other industry participants may calculate Industry Gross CPR in a different manner. A change in, or the diversification of, New Residential’s MSR portfolio could change the appropriate calculation of Industry Gross CPR. Industry data is initially taken from eMBS and CoreLogic’s Loan Performance database as of June 30, 2016.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Tuesday, August 2, 2016 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2016 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, August 16, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “55095565.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income	$277,477	$178,177	$467,513	$262,550
Interest expense	100,685	81,871	181,913	115,850
Net Interest Income	176,792	96,306	285,600	146,700

Impairment
Other-than-temporary impairment (OTTI) on securities	2,819	649	6,073	1,720
Valuation and loss provision on loans and real estate owned	16,825	4,772	23,570	5,749
	19,644	5,421	29,643	7,469

Net interest income after impairment	157,148	90,885	255,957	139,231

Other Income
Change in fair value of investments in excess mortgage servicing rights	(15,263)	356	(7,337)	(1,405)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(675)	3,095	2,347	8,016
Change in fair value of investments in servicer advances	13,946	24,562	(17,278)	16,893
Gain on consumer loans investment	-	8,510	9,943	18,957
Gain on remeasurement of consumer loans investment	-	-	71,250	-
Gain (loss) on settlement of investments, net	(12,711)	1,201	(27,211)	15,968
Other income (loss), net	(5,020)	(74)	(19,515)	(8,484)
	(19,723)	37,650	12,199	49,945

Operating Expenses
General and administrative expenses	7,224	21,239	19,305	29,799
Management fee to affiliate	10,008	8,371	20,016	13,497
Incentive compensation to affiliate	4,929	2,391	6,125	6,084
Loan servicing expense	14,119	2,951	15,850	7,842
	36,280	34,952	61,296	57,222

Income Before Income Taxes	101,145	93,583	206,860	131,954
Income tax expense (benefit)	7,518	14,306	(2,705)	10,879
Net Income	$93,627	$79,277	$209,565	$121,075
Noncontrolling Interests in Income of Consolidated Subsidiaries	$24,975	$4,158	$29,177	$9,981
Net Income Attributable to Common Stockholders	$68,652	$75,119	$180,388	$111,094

Net Income Per Share of Common Stock
Basic	$0.30	$0.37	$0.78	$0.65
Diluted	$0.30	$0.37	$0.78	$0.63

Weighted Average Number of Shares of Common Stock Outstanding
Basic	230,478,390	200,910,040	230,474,796	171,336,768
Diluted	230,839,753	205,169,099	230,689,233	175,206,662

Dividends Declared per Share of Common Stock	$0.46	$0.45	$0.92	$0.83

Condensed Consolidated Balance Sheets
($ in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$1,475,418	$1,581,517
Excess mortgage servicing rights, equity method investees, at fair value	199,145	217,221
Servicer advances, at fair value	6,513,274	7,426,794
Real estate securities, available-for-sale	4,554,657	2,501,881
Residential mortgage loans, held-for-investment	-	330,178
Residential mortgage loans, held-for-sale	824,002	776,681
Real estate owned	61,909	50,574
Consumer loans, held-for-investment	1,830,436	-
Cash and cash equivalents	233,845	249,936
Restricted cash	168,043	94,702
Trades receivable	1,549,795	1,538,481
Deferred tax asset, net	189,641	185,311
Other assets	304,983	239,446
	$17,905,148	$15,192,722

Liabilities and Equity

Liabilities
Repurchase agreements	$4,625,403	$4,043,054
Notes and bonds payable	8,295,331	7,249,568
Trades payable	1,624,130	725,672
Due to affiliates	11,983	23,785
Dividends payable	106,027	106,017
Accrued expenses and other liabilities	129,013	58,046
	14,791,887	12,206,142

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,493,006 and 230,471,202 issued and outstanding at June 30, 2016 and December 31, 2015, respectively
Additional paid-in capital	2,641,193	2,640,893
Retained earnings	117,144	148,800
Accumulated other comprehensive income	50,799	3,936
Total New Residential stockholders' equity	2,811,440	2,795,933
Noncontrolling interests in equity of consolidated subsidiaries	301,821	190,647
Total Equity	3,113,261	2,986,580
	$17,905,148	$15,192,722

Reconciliation of Core Earnings
($ in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$68,652	$75,119	$180,388	$111,094
Impairment	19,644	5,421	29,643	7,469
Other Income Adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	15,263	(356)	7,337	1,405
Change in fair value of investments in excess mortgage servicing rights, equity method investees	675	(3,095)	(2,347)	(8,016)
Change in fair value of investments in servicer advances	(13,946)	(24,562)	17,278	(16,893)
Gain on consumer loans investment	-	(8,510)	(9,943)	(18,957)
Gain on remeasurement of consumer loans investment	-	-	(71,250)	-
(Gain) loss on settlement of investments, net	12,711	(1,201)	27,211	(15,968)
Unrealized (gain) loss on derivative instruments	13,163	1,229	35,466	8,259
Unrealized (gain) loss on other ABS	1,218	77	950	367
(Gain) loss on transfer of loans to REO	(7,804)	(347)	(10,287)	197
Gain on Excess MSR recapture agreements	(688)	(848)	(1,420)	(1,578)
Other loss	3,651	763	5,179	2,039
Total Other Income Adjustments	24,243	(36,850)	(1,826)	(49,145)
Other Income and impairment attributable to non-controlling interests	(4,195)	(3,294)	(5,187)	(7,823)
Non-capitalized transaction related expenses	(557)	9,341	5,413	14,890
Incentive compensation to affiliate	4,929	2,391	6,125	6,084
Deferred taxes	6,547	14,348	(4,134)	11,341
Interest income on residential mortgage loans, held for sale	4,561	3,648	6,473	17,083
Limit on RMBS discount accretion related to called deals	(3,594)	-	(6,243)	-
Adjust consumer loans to level yield	(2,744)	17,458	15,162	34,216
Core earnings of equity method investees:
Excess mortgage servicing rights	2,110	4,597	6,139	10,435
Core Earnings	$119,596	$92,179	$231,953	$155,644

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period. In the second quarter of 2015, the Company modified its definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. This modification was applied prospectively due to only immaterial impacts in prior periods. In the first quarter of 2016, the Company modified its definition of core earnings to limit accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company made the modification in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised. This modification had no impact on core earnings in prior periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s ability to obtain and timing for obtaining state and agency approvals for MSR licensing. The Company may not be able to receive remaining approvals during 2016 or at all. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com).  In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150